SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): July 2, 2001


                        Commission File Number 0001067447


                           THE DERBY CYCLE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                       31-1038896
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                              No.)


                           The Derby Cycle Corporation
                      300 First Stamford Place (5th Floor)
                        Stamford, Connecticut 06902-6765
          (Address of principal executive offices, including zip code)

                            Telephone: (203) 961-1666
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

As previously announced, Derby Nederland B.V., a subsidiary of The Derby Cycle Corporation (the "Company"), has entered into a definitive sale and purchase agreement for the sale of all issued and outstanding shares of its subsidiary, Koninklijke Gazelle B.V. ("Gazelle"), to Gazelle Holding B.V. (the "Purchaser"), a company controlled by Gilde Investment Management B.V. and located in The Netherlands. Pursuant to the agreement, the purchase price is EUR 142.5 million in cash, less EUR 11.9 million of debt and taxes outstanding of Gazelle as of June 1, 2001, and subject to certain adjustments based on Gazelle's balance sheet as of June 1, 2001. EUR 10.0 million of the purchase price will be placed in escrow, to be released to the Company upon the determination of certain contingencies.

The sale of Gazelle pursuant to the agreement is subject to approval by the Dutch competition authority. The Company anticipates that the necessary approval will be obtained and that the sale will be completed on or about 30 days from the date of the agreement; however, no assurances can be given that the sale will be consummated. The sale and purchase agreement is attached as an exhibit to this Current Report on Form 8-K and is hereby incorporated by reference.

The Company failed to make its scheduled May 15, 2001 interest payments on its $100 million principal amount of 10% senior notes (the "Dollar Senior Notes") and its DM110 million principal amount of 9-3/8% senior notes (the "DM Senior Notes and collectively with the Dollar Senior Notes, the "Senior Notes") within the 30 day grace period. Such failure constitutes an Event of Default as that term is defined by the two indentures governing the Senior Notes. Subject to consummation of the sale of Gazelle, the Company expects to make the interest payments as described below.

On July 2, 2001, the Company, Lyon Investments B.V., a subsidiary of the Company, and the Trustee under the indenture that governs the Dollar Senior Notes entered into a supplemental indenture (the "Dollar Supplemental Indenture") with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Dollar Senior Notes. The Dollar Supplemental Indenture contains amendments to the indenture governing the Dollar Senior Notes to permit the sale of Gazelle.

The Company expects to receive the consents of the holders of a majority in aggregate principal amount of DM Senior Notes and, upon receipt of such consents, expects to enter into a supplemental indenture similar in form to the Dollar Supplemental Indenture.

As contemplated by the Dollar Supplemental Indenture and the proposed supplemental indenture relating to the DM Senior Notes, the Company intends that, upon completion of the sale of Gazelle, the sale proceeds will be used primarily to repay or collateralize all of the outstanding amounts under its senior secured revolving credit facility, to make past due interest payments on the Senior Notes, to pay fees and taxes resulting from the sale and to partially repurchase the Senior Notes. The Company also intends to retain up to the equivalent of $2.5 million of the sale proceeds for working capital and general corporate purposes. The Dollar Supplemental Indenture is attached as an exhibit to this Current Report on Form 8-K and is hereby incorporated by reference.

STATEMENTS ABOUT THE COMPANY'S FUTURE PERFORMANCE ARE FORWARD LOOKING STATEMENTS SUBJECT TO THE SAFE HARBOR CREATED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT CAUTIONS THAT THE COMPANY'S PERFORMANCE IS HIGHLY DEPENDENT UPON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHER THINGS, CYCLES OF CUSTOMER ORDERS, SHIPMENTS OF COMPONENTS FROM FOREIGN SUPPLIERS, CHANGING CONSUMER TRENDS AND CURRENCY FLUCTUATIONS.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits


                  EXHIBIT NUMBER        DESCRIPTION
                  --------------        -----------

                  10.1 Sale and Purchase Agreement, dated June 15, 2001, among Derby Nederland B.V., the Purchaser, and the Company, as Warrantor.

                  10.2 Supplemental Indenture, dated as of July 2, 2001, among the Company, Lyon Investments B.V. and The Bank of New York, as successor to IBJ Schroder Bank & Trust, a New York banking corporation, as Trustee.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   THE DERBY CYCLE CORPORATION


                                   By:  /s/ Simon J. Goddard
                                        ---------------------------------------
                                        Name:    Simon J. Goddard
                                        Title:   Vice President and
                                                 Corporate Controller


Dated:  July 2, 2001

                                  EXHIBIT INDEX


EXHIBIT NUMBER                                  DESCRIPTION
--------------                                  -----------

10.1 Sale and Purchase Agreement, dated June 15, 2001, among Derby Nederland B.V., the Purchaser, and the Company, as Warrantor.

10.2 Supplemental Indenture, dated as of July 2, 2001, among the Company, Lyon Investments B.V. and The Bank of New York, as successor to IBJ Schroder Bank & Trust, a New York banking corporation, as Trustee.